UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 16, 2018
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

Maryland	001-37506	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 (e) The Registrant announced that Millington Bank, its wholly-owned subsidiary ("Bank") has approved revisions to certain change in control agreements.  The Bank previously entered into employment agreements with Mr. Michael A. Shriner, President and CEO, Mr. Robert G. Russell, Jr., Executive Vice President and Chief Operating Officer, Ms. Nancy E. Schmitz, Senior Vice President and Corporate Secretary, and Mr. John J. Bailey, Executive Vice President and Chief Credit Officer.  In August 2017, the Board of Directors of the Bank approved replacing the employment agreements that were expiring in 2018 with change in control agreements.  Such change in control agreements provide management with similar severance payments in the event of a termination of employment following a change in control transaction as was provided for under the prior employment agreements, but do not include the other provisions previously included in the employment agreements unrelated to a change in control transaction.  Such change in control agreements provide that if the employee is terminated following a change in control transaction without just cause or if they terminate for "good reason" as defined in the agreement, they will be paid a lump sum amount equal to approximately three times his five year average annual compensation in the case of Mr. Shriner and two times their respective five year average annual compensation in the case of Mr. Russell, Ms. Schmitz and Mr. Bailey.  Such payment will be reduced to the extent necessary so that no payment made under the agreement, when aggregated with all other payments to the individual will constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code. The revisions to these change in control agreements approved on April 16, 2018, provide that such agreements have a term of two years from April 16, 2018, subject to the Board reviewing and approving extensions of such term annually.   Such revisions also provide that the Registrant unconditionally and irrevocably guarantees to make all payments due under such agreements to the extent that the Bank may fail to make such payments or perform such obligations on a timely basis.

Further, the Bank approved a change in control agreement for John S. Kaufman, Chief Financial Officer, providing for a severance payment of one times his five year average annual compensation in the event of termination without cause or for good reason following a change in control of the Registrant or the Bank.

The foregoing description of the terms of the new change in control agreements is a summary only and is qualified in its entirety by reference to the actual agreements with Messrs. Shriner and Russell, Ms. Schmitz and Messrs. Bailey and Kaufman which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Number Name
10.1            Change in Control Agreement with Michael Shriner
10.2            Change in Control Agreement with Robert Russell
10.3            Change in Control Agreement with Nancy Schmitz
10.4            Change in Control Agreement with John Bailey
10.5            Change in Control Agreement with John Kaufman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Michael A. Shriner
Date: April 20, 2018		Michael A. Shriner President and Chief Executive Officer